Exhibit 99.1

NVR, INC. APPOINTS NEW MEMBER TO BOARD OF DIRECTORS

October 1, 2025, Reston, VA—NVR, Inc. (NYSE: NVR) announced today that George R. Oliver has been appointed to its Board of Directors as an independent director effective October 1, 2025.

Mr. Oliver previously served as Chairman and Chief Executive Officer of Johnson Controls International plc from 2016 to July 2025. Mr. Oliver was the Chief Executive Officer and a Director of Tyco International Ltd. from 2012 to 2016, prior to its merger with Johnson Controls. In addition, Mr. Oliver led several business units at Tyco starting in 2006. Before joining Tyco, Mr. Oliver served in operational leadership roles of increasing responsibility at General Electric.

Mr. Oliver currently serves on the board of RTX Corporation.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes, and Heartland Homes trade names, and operates in thirty-six metropolitan areas in sixteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.

Investor Relations Contact:
Ryan Sheplee
Office: (703) 956-4243
ir@nvrinc.com